EXHIBIT 4.5


                          FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE, dated as of April 30, 2002 (this "SUPPLEMENTAL INDENTURE"), among UCAR Finance Inc., a Delaware corporation (the "COMPANY"), UCAR International Inc., UCAR Global Enterprises Inc., UCAR Carbon Company Inc., UCAR Composites Inc., UCAR Carbon Technology LLC, UCAR Holdings III Inc. and UCAR International Trading Inc. (collectively, the "GUARANTORS"), and State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts, as Trustee (the "TRUSTEE").


                              W I T N E S S E T H:

     WHEREAS, the parties entered into the Indenture, dated as of February 15, 2002 (the "INDENTURE"), among the Company, the Guarantors, UCAR International Holdings Inc. ("UCAR INTERNATIONAL HOLDINGS") and the Trustee relating to $400,000,000 of 10 1/4% Senior Notes due 2012 issued by the Company (the "SECURITIES");

     WHEREAS, all capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture;

     WHEREAS, UCAR International Holdings was dissolved, and its assets were transferred to UCAR Carbon Company Inc., in March 2002;

     WHEREAS, the Company wishes to issue up to $150,000,000 in Additional Securities pursuant to the Indenture (the "NEW SECURITIES");

     WHEREAS, the Company conducted a consent solicitation to provide for amendments to the Indenture waiving the application of Section 2.13 of the Indenture in connection with the issuance of the New Securities so that the Company would not be required to use the gross proceeds from the sale of the New Securities to make Intercompany Loans to Foreign Restricted Subsidiaries;

     WHEREAS, the registered holders of a majority in principal amount at maturity of the Securities outstanding as of the record date established for such consent solicitation have consented to such amendments so long as the proceeds from the issuance of the New Securities are used as described in the Consent Solicitation Statement, dated April 23, 2002, of the Company;

     WHEREAS, Section 9.01 of the Indenture permits the Company, the Guarantors and the Trustee to amend the Indenture without notice to or consent of any Securityholder to, among other things, cure any ambiguity, omission, defect or inconsistency or to make any change that does not adversely affect the rights of any Securityholder; and

     WHEREAS, all things required to be done to make this Supplemental Indenture a valid supplement to the Indenture according to the terms of the Indenture have been done;

     NOW, THEREFORE, the parties agree as follows:

     SECTION 1. AMENDMENTS TO THE INDENTURE. The Indenture is hereby amended as follows:

          (a)   There shall be added a new definition of "New Securities" to
Section 1.01 of the Indenture, as follows:

                "New Securities" means up to $150,000,000 of Additional Securities issued after the date of this Supplemental Indenture.

          (b)   Paragraph (8) of the definition of "Permitted Liens" in Section
1.01 of the Indenture is hereby amended and restated in its entirety as follows:

                (8) Liens existing on the Issue Date and Liens created to secure the Securities;

          (c) The first sentence of Section 2.13 of the Indenture is hereby amended and restated in its entirety as follows:

                The Company shall be entitled, subject to its compliance with
          Section 4.03, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and, if appropriate, the issue price; PROVIDED, HOWEVER, that the Company makes one or more Intercompany Loans equal to the gross proceeds of such Additional Securities (other than the New Securities) to one or more Foreign Restricted Subsidiaries.

          (d) Section 4.14(b) of the Indenture is hereby amended and restated in its entirety as follows:

                (b) UCAR International shall cause UCAR Electrodos, after the completion of the Realignment insofar as the Realignment relates to it, and UCAR S.p.A., after the repayment of the Secured Intercompany
          Note issued by it, and each Foreign Restricted Subsidiary that receives an Intercompany Loan from the sale of Additional Securities from the Company to, at the time of such completion, repayment, or receipt, respectively, execute and deliver to the Company an Intercompany Note in the principal amount equal to the principal amount of its Secured Intercompany Note at such time or the portion of the gross proceeds received by such Foreign Restricted Subsidiary, respectively. Until the proceeds received by the Company on the Issue Date are loaned in the form of an Intercompany Loan to UCAR Electrodos and UCAR S.p.A. in


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

          an aggregate amount equal to the principal amount of their respective Secured Intercompany Notes, such proceeds shall be invested only in Temporary Cash Investments or used to reduce the Company's borrowings under the Revolving Credit Facility; provided that at least $31.0 million of capacity shall be retained and not drawn under the Revolving Credit Facility during such period. The Company shall, at the same time that such an Intercompany Note is issued to it, pledge and deliver to the Trustee such Intercompany Note, subject to the limitation that at no time will the combined value of the pledged portion of any Foreign Restricted Subsidiary's Intercompany Note and Intercompany Note Guarantee exceed 19.99% of the principal amount of the then outstanding Securities. The Company shall use its commercially reasonable best efforts (1) to complete the Realignment as it relates to UCAR Electrodos and (2) to cause UCAR S.p.A. to repay the Secured Intercompany Note issued by UCAR S.p.A., in each case, within 90 days after the Issue Date.

          (e) The following sentence is hereby added at the end of Section 5.01(c) of the Indenture:

                The foregoing limitation shall not prohibit any pledge of assets of any Subsidiary Guarantor or Intercompany Note Obligor, as the case may be, under the Credit Agreement or this Indenture.

          (f) The first sentence of Section 4 of the Rule 144A/Regulation S Appendix to the Indenture (entitled "Provisions Relating to Initial Securities, Private Exchange Securities and Exchange Securities") is hereby amended and restated in its entirety as follows:

                The Company issued the Securities under an Indenture dated as of February 15, 2002, as supplemented by the First Supplemental Indenture dated as of April 30, 2002 (as so supplemented, the "INDENTURE"), among the Company, the Guarantors and the Trustee.

          (g) Exhibit 1 to the Indenture, the form of supplemental indenture for future guarantors referenced in the definition of "Guaranty Agreement" contained in Section 1.01 of the Indenture ("EXHIBIT 1"), is hereby amended as follows:

                (i) The first "whereas" clause contained in Exhibit 1 is hereby amended and restated in its entirety as follows:

                        WHEREAS, the Company and the other Guarantors have
                heretofore executed and delivered to the Trustee an indenture, dated as of February 15, 2002, as supplemented by the first supplemental indenture, dated as of April 30, 2002 (as so supplemented and as the same may be further amended or supplemented, the "INDENTURE"), providing for the issuance of an aggregate principal amount of $400,000,000 of 10 1/4% Senior

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                Notes due 2012 (the "INITIAL NOTES") and an additional aggregate principal amount of up to $150,000,000 of 10 1/4% Senior Notes due 2012 (the "NEW NOTES" and, together with the Initial Notes, the "NOTES");

                (ii) Exhibit 1 is hereby amended to delete the signature block for UCAR International Holdings.

          (h) Exhibit 2 to the Indenture, the form of intercompany note referenced in the definition of "Intercompany Note" contained in Section 1.01 of the Indenture ("EXHIBIT 2"), is hereby amended as follows:

                (i) Section 3 of Exhibit 2 to the Indenture is hereby amended and restated in its entirety as follows:

                         SECTION 3. PREPAYMENTS. This Intercompany Note shall
                not be prepayable by the Payor, except in accordance with the Indenture dated as of February 15, 2002, as supplemented by the First Supplemental Indenture dated as of April 30, 2002 (as so supplemented and as the same may be further amended or supplemented, the "INDENTURE"), among the Payee, the Guarantors named therein and State Street Bank and Trust Company, as Trustee, relating to the issuance by the Payee of $400,000,000 of 10 1/4% Senior Notes due 2012 (the "Initial Notes") and the issuance by the Payee of up to an additional $150,000,000 of 10 1/4% Senior Notes due 2012 (the "NEW NOTES" and, together with the Initial Notes, the "NOTES");

                (ii) All references in Exhibit 2 to "Senior Notes" are hereby amended to refer to "Notes".

     SECTION 2. TERMINATION OF GUARANTY OF UCAR INTERNATIONAL HOLDINGS. The parties acknowledge that when it dissolved, UCAR International Holdings ceased to be a Subsidiary Guarantor under, and party to, the Indenture, and was released from all obligations under Article 10 of the Indenture, without any further action required on the part of the Trustee or any Holder, in accordance with the second paragraph of Section 10.06 of the Indenture.

     SECTION 3. GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     SECTION 4. COUNTERPARTS. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



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

     SECTION 5. RATIFICATION. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects ratified and confirmed by each of the Company, the Guarantors and the Trustee.

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

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                   UCAR FINANCE INC.,

                                   by
                                     /s/ Corrado F. De Gasperis
                                     ----------------------------------
                                     Name:  Corrado F. De Gasperis
                                     Title: Vice President, Chief
                                            Financial Officer and Chief
                                            Information Officer

                                   UCAR INTERNATIONAL INC.,

                                   by
                                     /s/ Corrado F. De Gasperis
                                     ----------------------------------
                                     Name:    Corrado F. De Gasperis
                                     Title:   Vice President, Chief
                                              Financial Officer and Chief
                                              Information Officer

                                   UCAR GLOBAL ENTERPRISES INC.,

                                   by
                                     /s/ Corrado F. De Gasperis
                                     ----------------------------------
                                     Name:   Corrado F. De Gasperis
                                     Title:  Vice President, Chief
                                             Financial Officer and Chief
                                             Information Officer

                                   UCAR CARBON COMPANY INC.,

                                   by
                                     /s/ Corrado F. De Gasperis
                                     ----------------------------------
                                     Name:   Corrado F. De Gasperis
                                     Title:  Vice President, Chief
                                             Financial Officer and Chief
                                             Information Officer

                                    UCAR COMPOSITES INC.,

                                    by
                                      /s/ Scott Mason
                                      -----------------------------------------
                                      Name:  Scott C. Mason
                                      Title: Chief Executive Officer




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

                                    UCAR CARBON TECHNOLOGY LLC.,

                                    by
                                      /s/ Corrado F. De Gasperis
                                      -------------------------------------
                                      Name:  Corrado F. De Gasperis
                                      Title: Vice President, Chief
                                             Financial Officer and Chief
                                             Information Officer

                                    UCAR HOLDINGS III INC.,

                                    by
                                      /s/ Corrado F. De Gasperis
                                      ----------------------------------
                                      Name:  Corrado F. De Gasperis
                                      Title: Vice President, Chief
                                             Financial Officer and Chief
                                             Information Officer

                                    UCAR INTERNATIONAL TRADING INC.,

                                    by
                                       /s/ Corrado F. De Gasperis
                                       ----------------------------------
                                       Name:  Corrado F. De Gasperis
                                       Title: Vice President, Chief
                                              Financial Officer and Chief
                                              Information Officer

                                    STATE STREET BANK AND TRUST
                                     COMPANY, as Trustee

                                     by
                                       /s/ Patrick E. Thebado
                                       -----------------------------------------
                                       Name:  Patrick E. Thebado
                                       Title: Vice President











[Signature Page to First Supplemental Indenture]



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